UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 20, 2012, Qlik Technologies Inc. (the “Company”) promoted Dennis E. Johnson as the Company’s Chief Accounting Officer and named Mr. Johnson the Company’s principal accounting officer. As a result of this promotion, William G. Sorenson will no longer be the principal accounting officer of the Company. Mr. Johnson, age 38, has served as the Company’s Vice President, Finance since January 2011 and as the Company’s Director of Accounting and External Reporting from September 2009 through December 2010. Prior to joining the Company, Mr. Johnson held various positions at MEDecision, Inc. from 2002 to 2009, including Vice President, Finance and Corporate Controller. From 2000 to 2002, Mr. Johnson held various roles in the finance department of Verticalnet, Inc., including Assistant Controller. Mr. Johnson worked at Arthur Andersen LLP from 1997 to 2000 where he rose to the position of Senior Accountant. Mr. Johnson is an active Certified Public Accountant in the Commonwealth of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ WILLIAM G. SORENSON
Name: William G. Sorenson
Title: Chief Financial Officer, Secretary and Treasurer

Dated: January 23, 2012